Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Third Quarter 2019 Financial Results

- Record Smart Energy Solutions Awards -
- Significant Growth of Ameresco Assets in Development -
- Timing Issues Impact Smart Energy Solutions Revenue -
- Reaffirms Full Year 2019 Guidance -

Third Quarter 2019 Financial Highlights:

•	Revenues of $212.0 million

•	Net income attributable to common shareholders of $8.9 million

•	Net income per diluted share of $0.19

•	Adjusted EBITDA of $23.9 million

•	Total project backlog of $2.2 billion

•	Record high project awards of $343 million

•	Ameresco Assets in development added 37 MWe

FRAMINGHAM, MA - November 5, 2019 - Ameresco, Inc. (NYSE:AMRC), a leading energy solutions provider today announced financial results for the fiscal quarter ended September 30, 2019. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“As we stated at the beginning of the year, 2019 was going to be an investment year. We decided to invest in our advanced technology portfolio, bringing in top talent and engineering excellence to accelerate the growth of the distributed energy generation business. This strategy proved effective, as we had a record high quarter for project awards. We also executed effectively on our long-term strategy of growing our recurring revenue with continuing growth of the Ameresco assets business,” said George P. Sakellaris, President and Chief Executive Officer.

"Third quarter results largely reflected timing issues in our Smart Energy Solutions project business as several large contracts were not signed before quarter’s end. These represent contracts that Ameresco has been awarded, but the timing of project commencement can be pushed out according to client schedules."

“Recent events in California demonstrate the growing need for resiliency, as public and private organizations can no longer count on the existing grid for uninterrupted power. In particular, we expect to see increased demand for our advanced technology portfolio including onsite energy generation, energy storage and microgrids. Ameresco’s investment in these complex technologies places us in a strong competitive position to deliver these solutions to our customers.”

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Revenues were $212.0 million, compared to $205.4 million last year, representing modest growth across our platform. Operating income was $13.5 million, compared to $17.3 million. Net income attributable to common shareholders was $8.9 million, compared to $10.7 million. Non-GAAP net income was $8.5 million, compared to $11.0 million. Net income per diluted share was $0.19, and non-GAAP EPS was $0.18 compared to $0.23 in the year ago quarter. Adjusted EBITDA, a non-GAAP financial measure, was $23.9 million, compared to $25.6 million. Cash flows used in operating activities were $11.5 million, compared to cash from operations of $25.1 million, and adjusted cash from operations, a non-GAAP financial measure, was $21.3 million, compared to adjusted cash from operations of $69.0 million.

Backlog and Awards
New awards during the quarter reached a record high of $343 million up 72% year over year.
Total project backlog at September 30, 2019 was $2.2 billion and was comprised of the following:

•
$787 million in contracted backlog representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and

•	$1.4 billion of awarded projects, representing projects in development for which we do not have signed contracts.
Ameresco assets in development were $572 million or 287 MWe.

Third Quarter Project Update:

•	Ameresco completed the second phase of an energy efficiency project with Lynwood Unified School District, CA

•	Ameresco completed an energy resiliency project at the Middle School in the Town of Wayland, MA

•	Ameresco began phase two of an energy savings project at the Medical University of South Carolina

•	Ameresco was selected to complete a comprehensive building modernization project at the iconic James A. Farley building, a USPS facility in New York City

•	Ameresco completed a switch-flip ceremony at Hamilton Southeastern Schools, IN for two solar arrays comprising of 4,800 panels

Third Quarter Ameresco Assets Update:

•	Ameresco announced construction of a 2.1 MW solar project with Orange Unified School District, CA

•	Ameresco announced it will develop a 27 MW solar farm in the Village of DePue, Illinois

•	Ameresco completed a ribbon cutting of a 16 MWh battery energy storage project on behalf of Ontario’s Independent Electricity System Operator

•	Ameresco announced completion of the first shared clean energy facility in CT with a 2 MW solar project at Bloomfield, CT

Summary and Outlook
While third quarter results were below the Company’s expectations, Ameresco reaffirms its full year 2019 guidance for net income per diluted share of $0.77 to $0.85, adjusted EBITDA of $95 million to $103 million, and total revenue of $845 million to $885 million.

Ameresco ended the third quarter with a substantial project backlog and large energy asset development pipeline, which support Company expectations for a strong finish to 2019 and accelerated growth entering 2020.

Full year 2019 guidance excludes the impact of the $2.2 million gain during the first quarter from the deconsolidation of a variable interest entity, any non-controlling interest activity, restructuring activities, as well as any related tax impact. Also 2019 guidance does not assume any benefit from IRC Section 179D deductions, which in 2018 provided a benefit of $5.8 million, and have since expired.

Conference Call/Webcast Information
The Company will host a conference call today at 8:30 a.m. ET to discuss results. The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 1390048)

•	International Participants: Dial 1-224-357-2393 (Access Code: 1390048)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 8, 2019. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,104	$61,397
Restricted cash	13,498	16,880
Accounts receivable, net	91,755	85,985
Accounts receivable retainage, net	16,652	13,516
Costs and estimated earnings in excess of billings	124,652	86,842
Inventory, net	9,902	7,765
Prepaid expenses and other current assets	22,585	11,571
Income tax receivable	1,629	5,296
Project development costs	26,305	21,717
Total current assets	341,082	310,969
Federal ESPC receivable	182,012	293,998
Property and equipment, net	10,469	6,985
Energy assets, net	507,759	459,952
Goodwill	57,899	58,332
Intangible assets, net	1,810	2,004
Operating lease assets	32,540	—
Other assets	36,786	29,394
Total assets	$1,170,357	$1,161,634

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$54,958	$26,890
Accounts payable	133,833	134,330
Accrued expenses and other current liabilities	28,700	35,947
Current portion of operating lease liabilities	5,935	—
Billings in excess of cost and estimated earnings	23,234	24,363
Income taxes payable	—	1,100
Total current liabilities	246,660	222,630
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	223,766	219,162
Federal ESPC liabilities	196,584	288,047
Deferred income taxes, net	3,242	4,352
Deferred grant income	6,223	6,637
Long-term portions of operating lease liabilities, net of current	28,799	—
Other liabilities	30,989	29,212

Redeemable non-controlling interests	32,108	14,719

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 31,134,154 shares issued and 29,033,114 shares outstanding at September 30, 2019, 30,366,546 shares issued and 28,275,506 shares outstanding at December 31, 2018	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	2	2
Additional paid-in capital	131,111	124,651
Retained earnings	292,256	269,806
Accumulated other comprehensive loss, net	(9,609)	(5,949)

	September 30,	December 31,
	2019	2018
Treasury stock, at cost, 2,101,040 shares at September 30, 2019 and 2,091,040 shares at December 31, 2018	(11,777)	(11,638)
Total stockholders' equity	401,986	376,875
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,170,357	$1,161,634

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$212,026	$205,375	$560,321	$569,767
Cost of revenues	167,333	159,213	439,857	445,356
Gross profit	44,693	46,162	120,464	124,411
Selling, general and administrative expenses	31,231	28,866	87,396	84,871
Operating income	13,462	17,296	33,068	39,540
Other expenses, net	4,192	3,244	11,359	10,754
Income before provision for income taxes	9,270	14,052	21,709	28,786
Income tax provision	939	3,351	2,000	1,879
Net income	8,331	10,701	19,709	26,907
Net loss (income) attributable to redeemable non-controlling interests	539	—	2,524	(516)
Net income attributable to common shareholders	$8,870	$10,701	$22,233	$26,391
Net income per share attributable to common shareholders:
Basic	$0.19	$0.23	$0.48	$0.58
Diluted	$0.19	$0.23	$0.47	$0.57
Weighted average common shares outstanding:
Basic	46,555	45,854	46,413	45,599
Diluted	47,693	46,944	47,675	46,509

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$19,709	$26,907
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	26,338	19,699
Depreciation of property and equipment	2,115	1,573
Amortization of debt issuance costs	1,734	1,587
Amortization of intangible assets	681	771
Accretion of ARO and contingent consideration	98	—
Provision for bad debts	(134)	483
Loss on disposal / sale of assets	—	300
Gain on deconsolidation of VIE	(2,160)	—
Net gain from derivatives	(1,072)	(420)
Stock-based compensation expense	1,195	1,137
Deferred income taxes	152	3,914
Unrealized foreign exchange loss	149	486
Changes in operating assets and liabilities:
Accounts receivable	(4,468)	2,073
Accounts receivable retainage	(3,079)	3,008
Federal ESPC receivable	(110,374)	(111,982)
Inventory, net	(2,137)	10
Costs and estimated earnings in excess of billings	(23,130)	28,704
Prepaid expenses and other current assets	(11,084)	5,241
Project development costs	(5,641)	(6,984)
Other assets	(698)	(1,371)
Accounts payable, accrued expenses and other current liabilities	(8,931)	(16,532)
Billings in excess of cost and estimated earnings	(952)	11,166
Other liabilities	(1,602)	227
Income taxes payable	2,566	(2,038)
Cash flows used in operating activities	(120,725)	(32,041)
Cash flows from investing activities:
Purchases of property and equipment	(6,188)	(2,961)
Purchases of energy assets	(72,140)	(103,154)
Acquisitions, net of cash received	(1,279)	(3,592)
Contributions to equity investment	(323)	—
Cash flows used in investing activities	(79,930)	(109,707)
Cash flows from financing activities:
Payments of financing fees	(541)	(3,667)
Proceeds from exercises of options and ESPP	5,265	4,327
Repurchase of common stock	(139)	(1,772)
Proceeds (payments) from senior secured credit facility, net	41,343	(900)
Proceeds from long-term debt financings	7,614	78,914
Proceeds from Federal ESPC projects	115,556	113,570
Proceeds for energy assets from Federal ESPC	1,639	2,269
Proceeds from sale-leaseback financings	—	5,145
Contributions from redeemable non-controlling interests, net of distributions	20,173	3,731
Payments on long-term debt	(18,033)	(22,825)
Cash flows from financing activities	172,877	178,792
Effect of exchange rate changes on cash	249	(124)
Net (decrease) increase in cash, cash equivalents and restricted cash	(27,529)	36,920
Cash, cash equivalents and restricted cash, beginning of period	97,913	60,105
Cash, cash equivalents and restricted cash, end of period	$70,384	$97,025

Non-GAAP Financial Measures (in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$8,870	$10,701	$22,233	$26,391
Impact from redeemable non-controlling interests	(539)	—	(2,524)	516
Plus: Income tax provision	939	3,351	2,000	1,879
Plus: Other expenses, net	4,192	3,244	11,359	10,754
Plus: Depreciation and amortization of intangible assets	9,831	7,523	29,134	22,043
Plus: Stock-based compensation	413	390	1,195	1,137
Plus: Restructuring and other charges	169	386	410	66
Less: Gain on deconsolidation of VIE	—	—	(2,160)	—
Adjusted EBITDA	$23,875	$25,595	$61,647	$62,786
Adjusted EBITDA margin	11.3%	12.5%	11.0%	11.0%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$8,870	$10,701	$22,233	$26,391
Impact from redeemable non-controlling interests	(539)	—	(2,524)	516
Plus: Restructuring and other charges	169	386	410	66
Less: Gain on deconsolidation of VIE	—	—	(2,160)	—
Less: Income tax effect of non-GAAP adjustments	—	(101)	—	(101)
Non-GAAP net income	$8,500	$10,986	$17,959	$26,872

Diluted net income per common share	$0.19	$0.23	$0.47	$0.57
Effect of adjustments to net income	(0.01)	—	(0.09)	0.01
Non-GAAP EPS	$0.18	$0.23	$0.38	$0.58

Adjusted cash from operations:
Cash flows from operating activities	$(11,471)	$25,096	$(120,725)	$(32,041)
Plus: proceeds from Federal ESPC projects	32,769	43,906	115,556	113,570
Adjusted cash from operations	$21,298	$69,002	$(5,169)	$81,529

	As of September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,434,900	$1,215,400
Fully-contracted	787,200	819,400
Total construction backlog	$2,222,100	$2,034,800

Energy assets in development(2)	$572,000	$319,800

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$144,000	$282,000	$425,000	$638,500
New awards(1)	$343,000	$198,900	$619,000	$654,900
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2019
	Low	High
Operating income	$61,000	$67,000
Depreciation and amortization of intangible assets	35,000	36,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	(2,000)	(2,000)
Adjusted EBITDA	$95,000	$103,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a variable interest entity ("VIE"). We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a VIE. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, gain upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.